UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2002

ZAMBA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

41-1636021

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

0-22718

(Commission File No.)

3033 Excelsior Blvd, Suite 200, Minneapolis, Minnesota 55416

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 832-9800

ITEM 5.  OTHER EVENTS.

On September 3, 2002, we received approximately $600,000 from two private investors in exchange for each investor receiving shares of our Series A Preferred Stock in NextNet Wireless, Inc.  The amounts paid represent all amounts due from each investor on August 1, 2002, and the entire amount due from one investor in September 2002, pursuant to agreements we had signed with each investor.  As a result of our receipt of these payments, we will withdraw arbitration proceedings we had instituted against the two private investors and reported on a Current Report on Form 8-K on August 20, 2002.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

 (a) Financial Statements

                None.

(b) Pro forma Financial Statements

                None.

(c) Exhibits

                None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                ZAMBA CORPORATION

By:	/s/ Ian L. Nemerov
Ian L. Nemerov
Secretary and General Counsel

Dated: September 9, 2002